Exhibit 5.1

Client: 92220-00244

December 16, 2011

Tyco International Ltd.
Freier Platz 10
8200 Schaffhausen, Switzerland

Tyco International Finance S.A.
29 avenue de la Porte Neuve
L-2227 Luxembourg

Re:                              Tyco International Ltd.
Tyco International Finance S.A.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Tyco International Finance S.A., a Luxembourg company (the “Company”), and Tyco International Ltd., a Swiss corporation (the “Parent”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act, together or separately and in one or more series (if applicable) of:

(i)             the Company’s unsecured debt securities, which may either be senior debt securities (“Senior Debt Securities”) or subordinated debt securities (“Subordinated Debt Securities” and, collectively with the Senior Debt Securities, the “Debt Securities”);

(ii)          contracts for the purchase of debt or equity securities of the Company, the Parent or third parties (the “Purchase Contracts”);

(iii)       warrants for the purchase of debt or equity securities of the Company, the Parent or third parties (the “Warrants”);

(iv)      units consisting of one or more debt securities or other securities (the “Units”); and

(v)         guarantees by the Parent of the Debt Securities (the “Guarantees”).

The Debt Securities, Purchase Contracts, Warrants, Units, and Guarantees are collectively referred to herein as the “Securities.”  The Senior Debt Securities are to be issued under the indenture dated as of January 9, 2009, by and among the Company, as issuer, the Parent, as guarantor, and Deutsche Bank Trust Company Americas ( the “Trustee”), as indenture trustee (the “Senior Base Indenture”). The Subordinated Debt Securities are to be issued under an indenture to be entered into by and among the Company, the Parent and the trustee to be named at the time such indenture is executed, as indenture trustee (the “Subordinated Base Indenture,” and together with the Senior Base Indenture, the “Base Indenture”).

In arriving at the opinions expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such records of the Company and the Parents and certificates of officers of the Company and the Parent and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions.  In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.  As to any facts material to these opinions, we have relied to the extent we deemed appropriate and without independent investigation upon statements and representations of officers and other representatives of the Company and the Parent and others.

We are not admitted or qualified to practice law in Luxembourg or Switzerland. Therefore, we have relied upon the opinion of Allen & Overy Luxembourg, filed as an exhibit to the Registration Statement, with respect to matters governed by the laws of Luxembourg and the opinion of Vischer, filed as an exhibit to the Registration Statement, with respect to matters governed by the laws of Switzerland.

We have assumed without independent investigation that:

(i)                   the Senior Base Indenture has been duly and validly authorized, executed and delivered by the Company, Parent and Trustee;

(ii)                at the time any Securities are sold pursuant to the Registration Statement (the “Relevant Time”), the Registration Statement and any supplements and amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws;

(iii)             at the Relevant Time, a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and all related documentation and will comply with all applicable laws;

(iv)            all Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement;

(v)               at the Relevant Time, all corporate or other action required to be taken by the Company or the Parent to duly authorize each proposed issuance of Securities and any related documentation shall have been duly completed and shall remain in full force and effect;

(vi)            in the case of Subordinated Debt Securities and Guarantees of Subordinated Debt Securities, at the Relevant Time, trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), a Statement of Eligibility of the such trustee on Form T-1 shall have been properly filed with the Commission and the Subordinated Base Indenture shall have been duly authorized, executed and delivered by the Company and all other parties thereto and duly qualified under the TIA; and

(vii)         at the Relevant Time, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized by all necessary corporate or other action of the Company or the Parent and duly executed and delivered by the Company or the Parent and the other parties thereto.

Based on the foregoing and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.                                  With respect to any Debt Securities and related Guarantees, when:

a.               the terms and conditions of such Debt Securities and Guarantees have been duly established by supplemental indenture or officers’ certificate in accordance with the terms and conditions of the relevant Base Indenture,

b.              any such supplemental indenture has been duly executed and delivered by the Company, the Parent and the trustee thereunder (together with the relevant Base Indenture, the “Indenture”), and

c.               such Debt Securities have been executed (in the case of certificated Debt Securities), delivered and authenticated in accordance with the terms of the applicable Indenture and issued and sold for the consideration set forth in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities will be legal, valid and binding obligations of the Company, and the Guarantees of such Debt Securities will be legal, valid and binding obligations of the Parent.

2.                                  With respect to any Purchase Contracts, when:

a.               the related purchase contract agreement (“Purchase Contract Agreement”), if any, has been duly executed by the Company and each other party thereto,

b.              the terms of the Purchase Contracts have been established in accordance with the Purchase Contract Agreement, if any, or the applicable definitive purchase, underwriting or similar agreement,

c.               the terms of any collateral or security arrangements relating to such Purchase Contracts have been established and the agreements thereto have been validly executed and delivered by each of the parties thereto and any collateral has been deposited with the collateral agent, if applicable, in accordance with such arrangements, and

d.              such Purchase Contracts have been executed (in the case of certificated Purchase Contracts) and delivered in accordance with the Purchase Contract Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Purchase Contracts will be legal, valid and binding obligations of the Company.

3.                                  With respect to any Warrants, when:

a.               the warrant agreement relating to such Warrants (the “Warrant Agreement”), if any, has been duly executed and delivered by the Company and each other party thereto,

b.              the terms of the Warrants have been established in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

c.               the Warrants have been duly executed (in the case of certificated Warrants) and delivered in accordance with the Warrant Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein, such Warrants will be legal, valid and binding obligations of the Company.

4.                                  With respect to any Units, when:

a.               the unit agreement relating to the Units (the “Unit Agreement”), if any, has been duly executed and delivered by the Company and each other party thereto,

b.              the terms of the Units have been duly established in accordance with the Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement, and

c.               the Units have been duly executed (in the case of certificated Units)  and delivered in accordance with the Unit Agreement, if any, and the applicable definitive purchase, underwriting or similar agreement for the consideration provided for therein,

the Units will be legal, valid and binding obligations of the Company.

The opinions expressed above are subject to the following exceptions, qualifications, limitations and assumptions:

A.           We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of New York. This opinion is limited to the effect of the current state of the laws of the State of New York and the facts as they currently exist.  We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

B.             The opinions above are each subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors’ generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law.

C.             We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights, (ii) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws, (iii) any purported fraudulent transfer “savings” clause, (v) any provision waiving the right to object to venue in any court, (vi) any agreement to submit to the jurisdiction of any Federal court, or (vii) any waiver of the right to jury trial.

D.            We have assumed that any securities, currencies or commodities underlying, comprising or issuable upon exchange, conversion or exercise of any Securities are validly issued, fully paid and non-assessable (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof, enforceable against such issuer in accordance with its terms.

You have informed us that you intend to issue Securities from time to time on a delayed or continuous basis, and we understand that prior to issuing any Securities pursuant to the Registration Statement (i) you will advise us in writing of the terms thereof, and (ii) you will afford us an opportunity to (x) review the operative documents pursuant to which such Securities are to be issued or sold (including the applicable offering documents), and (y) file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP